THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK  10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-02 CUSIP #126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP #126691



                                                  Distribution Date    12/25/96

                                                                                          SINGLE            TOTAL
4.04(i)  Reduction of the Stated Amount of Certificates                                 CERTIFICATE         AMOUNT
                              Class A-1 Certificates.                  XE9             $11.23285597       137,029.61
                              Class A-2 Certificates.                  XF6             $16.43077764       581,468.79
                              Class A-3 Certificates.                  XG4              $0.00000000             0.00
                              Class A-4 Certificates.                  XH2             $11.23285618       348,881.28
                              Class A-5 Certificates.                  XJ8              $0.00000000             0.00
                              Class A-6 Certificates.                  XK5              $0.00000000             0.00
                              Class A-7 Certificates.                  XL3              $0.00000000             0.00
                              Class A-8 Certificates.                  XM1              $0.00000000             0.00
                              Class A-9 Certificates.                  XN9              $0.66191850         6,724.43
                              Class A-10 Certificates.                 XP4              $0.66191961         4,034.40
                              Class PO Certificates.                   XQ2              $0.88004779           831.86
                              Class X Certificates.  (Notional)        XR0                      N/A              N/A
                              Class AR Certificates.                   XS8              $0.00000000             0.00
                              Class B-1 Certificates.                  XT6              $0.66192130         2,153.23
                              Class B-2 Certificates.                  XU3              $0.66191781         1,884.48
                              Class B-3 Certificates.                  XV1              $0.66191940           969.05
                              Class B-4 Certificates.                  XW9              $0.66191598           646.03
                              Class B-5 Certificates.                  XX7              $0.66192623           161.51
                              Class B-6 Certificates.                  XY5              $0.66191754           377.91

                                                                                Total Amount            1,085,162.58

                    Aggregate amount of any Principal Prepayments                                         978,512.28




                                                                                  SINGLE              TOTAL
4.04(ii)            Amounts distributed representing interest                   CERTIFICATE          AMOUNT
                                Class A-1 Certificates.                            $6.31850480          77,079.44
                                Class A-2 Certificates.                            $5.64859391         199,898.09
                                Class A-3 Certificates.                            $5.83333354          95,526.67
                                Class A-4 Certificates.                            $4.89684150         152,091.00
                                Class A-5 Certificates.                            $2.44077723          75,808.10
                                Class A-6 Certificates.                            $6.45833314          54,437.29
                                Class A-7 Certificates.                            $6.45833353          55,806.46
                                Class A-8 Certificates.                            $6.45833326         155,264.79
                                Class A-9 Certificates.                            $6.44166257          65,440.85
                                Class A-10 Certificates.                           $6.44166366          39,261.94
                                Class PO Certificates.                             $0.00000000               0.00
                                Class X Certificates. (Notional)                   $0.41085823          50,982.91
                                Class AR Certificates.                             $0.00000000               0.00
                                Class B-1 Certificates.                            $6.44166308          20,954.73
                                Class B-2 Certificates.                            $6.44166140          18,339.41
                                Class B-3 Certificates.                            $6.44153689           9,430.41
                                Class B-4 Certificates.                            $6.44165984           6,287.06
                                Class B-5 Certificates.                            $6.44168033           1,571.77
                                Class B-6 Certificates.                            $6.44165872           3,677.75

                                                                                Total Amount         1,081,858.67

4.04(iii)           Amount of shortfall  which is less than the full amount that would be distributed:
                                Principal                               0.00
                                Interest                                0.00




                                                                  ORIGINAL                 SINGLE                  TOTAL
4.04(iv)            Stated Amount of Certificates after            BALANCE              CERTIFICATE                AMOUNT
                    this Distribution
                     Class A-1 Certificates.                      $12,199,000.00       $967.11630216               11,797,851.77
                     Class A-2 Certificates.                      $35,389,000.00       $951.89961231               33,686,775.38
                     Class A-3 Certificates.                      $16,376,000.00     $1,000.00000000               16,376,000.00
                     Class A-4 Certificates.                      $31,059,000.00       $967.11630188               30,037,665.22
                     Class A-5 Certificates.                      $31,059,000.00       $967.11630220               30,037,665.23
                     Class A-6 Certificates.                       $8,429,000.00     $1,000.00000000                8,429,000.00
                     Class A-7 Certificates.                       $8,641,000.00     $1,000.00000000                8,641,000.00
                     Class A-8 Certificates.                      $24,041,000.00     $1,000.00000000               24,041,000.00
                     Class A-9 Certificates.                      $10,159,000.00       $996.75685107               10,126,052.85
                     Class A-10 Certificates.                      $6,095,000.00       $996.75684988                6,075,233.00
                     Class PO Certificates.                          $945,244.12       $995.45766019                  940,950.50
                     Class X Certificates. (Notional)            $124,088,814.09       $975.51287429              121,050,235.70
                     Class AR Certificates.                              $100.00         $0.00000000                        0.00
                     Class B-1 Certificates.                       $3,253,000.00       $996.75684599                3,242,450.02
                     Class B-2 Certificates.                       $2,847,000.00       $996.75685634                2,837,766.77
                     Class B-3 Certificates.                       $1,464,000.00       $996.75684426                1,459,252.02
                     Class B-4 Certificates.                         $976,000.00       $996.75685451                  972,834.69
                     Class B-5 Certificates.                         $244,000.00       $996.75680328                  243,208.66
                     Class B-6 Certificates.                         $570,932.14       $996.75684750                  569,080.52


                                                                                               Total Amount       159,476,121.40

4.04(v)              The Pool Stated Principal Balance for the following
                     Distribution Date:                    159,476,121.43


4.04(vi)             Senior Percentage for the following Distribution Date                                          83.40389220%
                     Subordinated Percentage for the following Distribution Date                                     6.37674401%
                     Class A-9 and A-10 Percentage for the following Distribution Date                              10.21936379%

4.04(vii)            Amount of the Master Servicing Fees paid to or retained by the Master Servicer with
                     respect to such Distribution Date                                                                 32,289.27

4.04(viii)           Pass-Through Rate for each such Class of Certificates
                             Class A-1 Certificates.                                                                    7.75000%
                             Class A-2 Certificates.                                                                    7.00000%
                             Class A-3 Certificates.                                                                    7.00000%
                             Class A-4 Certificates.                                                                    6.00625%
                             Class A-5 Certificates.                                                                    3.02852%
                             Class A-6 Certificates.                                                                    7.75000%
                             Class A-7 Certificates.                                                                    7.75000%
                             Class A-8 Certificates.                                                                    7.75000%
                             Class A-9 Certificates.                                                                    7.75000%
                             Class A-10 Certificates.                                                                   7.75000%
                             Class PO Certificates.                                                                     0.00000%
                             Class X Certificates.  (Notional)                                                          0.50541%
                             Class AR Certificates.                                                                     0.00000%
                             Class B-1 Certificates.                                                                    7.75000%
                             Class B-2 Certificates.                                                                    7.75000%
                             Class B-3 Certificates.                                                                    7.74985%
                             Class B-4 Certificates.                                                                    7.75000%
                             Class B-5 Certificates.                                                                    7.75002%
                             Class B-6 Certificates.                                                                    7.75000%


4.04(ix)             Amount of Advances included in the distribution of this Distribution Date                          3,813.51
                     Aggregate amount of Advances outstanding as of the close of business on
                     such Distribution Date.                                                                            3,813.51

4.04(x)              A.  The number and aggregate  principal amounts of Mortgage
                         Loans delinquent
                                 30 to 59 days        1            540,891.86
                                 60 to 89 days        0                  0.00
                                 90 or more           0                  0.00

                     B. The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent

                         In Foreclosure       2            631,535.01




4.04(xi)             Loan number and Stated Principal Balance for any Mortgage loan that became an          None             0.00
                     REO Property during the preceding calendar month.

4.04(xii)            Total number and principal balance of any REO Properties as of the close of                             0.00
                     business on the Determination Date preceding such Distribution Date.

4.04(xiii)           Senior Prepayment Percentage for following Distribution Date                                         100.00%
                     Subordinated Prepayment Percentage for the following Distribution Date                                 0.00%
                     Class A-9 and A-10 Prepayment Percentage for the following Distribution Date                           0.00%

4.04(xiv)            Aggregate amount of Realized Losses incurred during preceding month                                     0.00
                     Aggregate amount of Realized Losses through Distribution                                                0.00

4.04(xv)             Special Hazard Loss Coverage Amount                                                             2,232,193.00
                     Required Fraud Loss Coverage                                                                    3,253,766.00
                     Current Bankruptcy Coverage                                                                       100,000.00

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